Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Ener-Core, Inc. on Form S-1 of our report dated July 8, 2013, on the financial statements of Ener-Core, Inc., and to the reference to us under the heading “Experts” in the prospectus included in this Registration Statement.

/s/ Kelly & Company

Costa Mesa, California

November 27, 2013